UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2003

California Pizza Kitchen, Inc.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-31149 (Commission File Number)	95-4040623 (IRS Employer Identification No.)

6053 West Century Boulevard, 11th Floor Los Angeles, California (Address of principal executive offices)	90045-6445 (Zip Code)

Registrant’s telephone number, including area code: (310) 342-5000

Not Applicable

(Former name or former address, if changed since last report

Item 5.    Other Events and Regulation FD Disclosure

Henry Gluck was elected to fill a vacancy on the Board of Directors of California Pizza Kitchen, Inc. (the “Company”) which he accepted on September 11, 2003. A copy of the Company’s press release related to Mr. Gluck’s election is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2003	California Pizza Kitchen, Inc. a California corporation

	By:	/s/ RICHARD L. ROSENFIELD
Co-Chief Executive Officer

	By:	/s/ LARRY S. FLAX
Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	September 11, 2003 Press Release by California Pizza Kitchen, Inc.